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                                                                     EXHIBIT 5.5

                       [PEPPER HAMILTON LLP LETTERHEAD]


                                 June 14, 2001



BNY Capital VII
c/o The Bank of New York Company
One Wall Street
New York, New York  10286

Ladies and Gentlemen:

          We have acted as special Delaware counsel for BNY Capital VII, a Delaware business trust (the "Trust"), in connection with the issuance by the Trust of the Preferred Securities (defined below).

          For purposes of giving this opinion, our examination of documents has been limited to the examination of originals or copies of the following (collectively referred to herein as the "Documents"):

          (a) The Certificate of Trust (the "Trust Certificate"), dated December 18 , 1998, as filed in the office of the Delaware Secretary of State on December 21, 1998;

          (b) The Declaration of Trust, dated as of December 21, 1998, among The Bank of New York Company, Inc. a New York corporation (the "Company"), and the trustees of the Trust;

          (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to, among other securities, the Trust Originated Preferred Securities (the "Preferred Securities") of the Trust, representing preferred undivided beneficial interests in the assets of the Trust, as filed by the Company, the Trust and others as set forth therein, with the Securities and Exchange Commission on June 7, 2001;

          (d) A form of Amended and Restated Declaration of Trust, to be entered into among the Company, the trustees of Trust named therein and the holders, from time to time, of undivided beneficial interests in the Trust (the "Declaration"); and
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June 14, 2001

          (e) A Certificate of Good Standing for the Trust, dated the date hereof, obtained from the Delaware Secretary of State.

          Initially capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the Documents. In particular, we have not reviewed any document (other than the Documents) that is referred to in or incorporated by reference into the Documents. We have expressly assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          We have assumed (i) the genuineness of the signatures of, the authority of, and the legal capacity of, each natural person signing the Declaration on behalf of the respective parties, (ii) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(iii) the genuineness of all signatures and the authenticity and completeness of all records, certificates, instruments and Documents submitted to us as originals; and (iv) the conformity to authentic originals of all records, certificates, instruments and Documents submitted to us as certified, conformed, photostatic or facsimile copies thereof.

          For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Trust Certificate are in full force and effect and have not been amended, (ii) the due creation or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the Documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) that each of the parties to the Documents examined by us has the power and authority to execute and deliver, and to perform its obligations thereunder, (iv) the due authorization, execution and delivery by all parties thereto of all Documents examined by us, (v) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Security Holders") of a Certificate for such Preferred Security and the full payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement; and (vi) that the Preferred Securities are issued and sold to the Security Holders in accordance with the Declaration and the Registration Statement.

          Based upon the foregoing and subject to the exceptions, qualifications and limitations herein set forth, we are of the opinion that:
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June 14, 2001

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S)(S) 3801 et seq.
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          2.  The Preferred Securities issued by the Trust will represent valid, fully paid and non-assessable undivided beneficial interests in the assets of such Trust.

          3. The Security Holders of the Trust, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware.

          With respect to the opinions set forth in paragraphs 2 and 3 above, we note that the Security Holders of the Trust may be obligated to make payments as set forth in the Declaration.

          We express no opinion herein as to the laws of any jurisdiction except the laws of the State of Delaware (excluding any tax laws, fraudulent conveyance laws, fraudulent transfer laws and securities laws, and rules, regulations and orders thereunder, and further excluding judicial decisions to the extent that they deal with any of the foregoing). This opinion is given as of the date hereof and is based upon present laws and reported court decisions as they exist and are construed as of the date hereof.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                              Very truly yours,


                              /s/ Pepper Hamilton LLP

                              PEPPER HAMILTON LLP